UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street Houston Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 29, 2023, Alexander Funding Trust II, a newly-formed Delaware statutory trust (the “Trust”), completed the sale of 500,000 of its pre-capitalized trust securities redeemable July 31, 2028 (the “P-Caps”) for an aggregate purchase price of $500.0 million to certain qualified institutional buyers, and who are also “qualified purchasers” (as defined in the Investment Company Act of 1940), pursuant to the terms of the purchase agreement, dated August 15, 2023, among the Trust, NRG Energy, Inc. (“NRG”), the guarantors named therein and the initial purchasers party thereto. The Trust invested the proceeds from the sale of the P-Caps in a portfolio of principal and interest strips of U.S. Treasury securities (the “Eligible Treasury Assets”), and NRG agreed to reimburse the Trust for trustees’ fees and the Trust’s other expenses in connection with the transaction. The rights of the holders of the P-Caps with respect to the assets of the Trust are subject to the terms of the Trust’s amended and restated declaration of trust dated August 29, 2023 (the “Trust Declaration”). The P-Caps will replace NRG’s existing pre-capitalized trust securities redeemable 2023 issued by Alexander Funding Trust, which mature on November 15, 2023.

In connection with the sale of the P-Caps, NRG and the guarantors named therein entered into a facility agreement, dated August 29, 2023 (the “Facility Agreement”), with the Trust and Deutsche Bank Trust Company Americas, as notes trustee (the “Notes Trustee”). Under the Facility Agreement, NRG has the right, from time to time, to issue to the Trust and to require the Trust to purchase from NRG, on one or more occasions (the “Issuance Right”), up to $500.0 million aggregate principal amount of NRG’s 7.467% Senior Secured First Lien Notes due 2028 (the “Notes”) in exchange for all or a portion of the Eligible Treasury Assets corresponding to the portion of the Issuance Right under the Facility Agreement being exercised at such time. NRG will pay a semi-annual facility fee to the Trust, calculated at a rate of 3.13427% per annum applied to the unexercised portion of the Issuance Right.

The Issuance Right will be exercised automatically in full (1) if NRG fails to pay the facility fee when due or any amount due and owing under the trust expense reimbursement agreement or fails to purchase and pay for any Eligible Treasury Assets that are due and not paid on their payment date and such failure is not cured within 30 days, or (2) upon certain bankruptcy events of NRG. NRG will be required to mandatorily exercise the Issuance Right if certain mandatory exercise events occur upon the terms and conditions set forth in the Facility Agreement.

In lieu of issuing some or all of the Notes as to which NRG has voluntarily or mandatorily exercised the Issuance Right, NRG may elect to make a cash payment to the Trust in an amount equal to the redemption price of such Notes, plus accrued and unpaid interest on such Notes to, but excluding, the date of payment, in exchange for a corresponding portion of the Eligible Treasury Assets. If NRG makes this election or redeems Notes held by the Trust, the Trust will redeem a corresponding amount of the P-Caps and the maximum amount of Notes that NRG may thereafter issue and sell to the Trust will be reduced by that amount.

In connection with the issuance of the P-Caps, on August 29, 2023, NRG entered into a new facility agreement for the issuance of letters of credit (the “LC Agreement”) and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”) and administrative agent, pursuant to which certain financial institutions (the “LC Issuers”) are permitted to join with commitments to provide letters of credit in an aggregate amount not to exceed $485.0 million to support the operations of NRG and its subsidiaries and minority investments.

In addition, on August 29, 2023, the Trust entered into a pledge and control agreement (the “Pledge Agreement”), among NRG, the Trust and the Collateral Agent for the LC Issuers, under which the Trust agreed to grant a pledge over the Eligible Treasury Assets in favor of the Collateral Agent for the benefit of the LC Issuers. Pursuant to the LC Agreement and the Pledge Agreement, the Collateral Agent is entitled to withdraw Eligible Treasury Assets from the Trust’s pledged account, following notice to NRG, in the event NRG has failed to reimburse amounts drawn under any letter of credit issued pursuant to the LC Agreement, and the LC Issuers have the right to instruct the Collateral Agent to enforce the pledge over the Eligible Treasury Assets upon the occurrence of any event of default under the LC Agreement.

The P-Caps are to be redeemed by the Trust on July 31, 2028 or earlier upon an early redemption of the Notes. Following any distribution of Notes to the holders of the P-Caps, NRG may similarly redeem such Notes, in whole or in part, at the redemption price described below, plus accrued but unpaid interest to, but excluding, the date of redemption. Any Notes outstanding and held by the Trust as a result of the exercise of the Issuance Right that remain outstanding will also mature on July 31, 2028.

The Notes that may be sold to the Trust from time to time will be governed by the base indenture, dated August 29, 2023 (the “Base Indenture”), between NRG and the Notes Trustee, as supplemented by the supplemental indenture, dated August 29, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among NRG, the guarantors named therein and the Notes Trustee.

The Notes will, if sold to the Trust, be (a) guaranteed by each of NRG’s current and future subsidiaries that guarantee indebtedness under its credit agreement and (b) secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by NRG and the guarantors. The collateral securing the Notes will be released at NRG’s request if, among other conditions, the senior unsecured long-term debt securities of NRG are rated investment grade by any two of the three rating agencies, subject to reversion if such rating agencies withdraw such investment grade rating or downgrade such rating below investment grade.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Facility Agreement, the LC Agreement, the Trust Declaration, the Base Indenture, the Supplemental Indenture and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to this Item 2.03 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

4.1	Facility Agreement, dated August 29, 2023, among NRG Energy, Inc., the guarantors party thereto, Alexander Funding Trust II and Deutsche Bank Trust Company Americas, as the notes trustee

4.2	Letter of Credit Facility Agreement, dated August 29, 2023, among NRG Energy, Inc., the financial institutions from time to time party thereto as letter of credit issuers, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent

4.3	Amended and Restated Declaration of Trust of Alexander Funding Trust II, dated August 29, 2023, among NRG Energy, Inc. as depositor and in its own capacity, Deutsche Bank Trust Company Americas, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee

4.4	Indenture, dated August 29, 2023, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Notes

4.5	Supplemental Indenture, dated August 29, 2023, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Notes

4.6	Form of 7.467% Senior Secured First Lien Notes due 2023 (incorporated by reference to Exhibit 4.5 filed herewith)

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2023	NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary